UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2 TO CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2005

Who’s Your Daddy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-33519	98-0360989
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3131 Camino del Rio North, Suite 1650, San Diego, CA 92108
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (619) 284-4807

Snocone Systems Inc.
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 12, 2005, Who’s Your Daddy, Inc. (formerly Snocone Systems Inc., the “Registrant”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pharb Acquisition Corp., a newly formed and wholly owned subsidiary of the Registrant, and Pharb University Brand, Inc. (“Pharb”), a privately held Delaware corporation. Pursuant to the Merger Agreement, Pharb Acquisition Corp. will merge with and into Pharb, and as a consequence of the merger, Pharb will become a wholly owned subsidiary of the Registrant.

The description contained in this Item 2.01 of the terms and conditions of the Agreement and Plan of Merger is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger, a copy of which and related documents are filed with the SEC as exhibits to our Current Report on Form 8-K Dated June 16, 2005.

On February 28, 2006, the Board of Directors of Who’s Your Daddy, Inc., Pharb Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Registrant and Pharb University Brand, Inc., a Delaware corporation and Mark De Mattei, an individual, mutually agreed that, (i) their Merger Agreement dated June 12, 2005 was terminated and rescinded Ab Initio and (ii) such agreement was of no further force or effect.

The description contained in this Item 2.01 of the terms and conditions of the Recission of agreement and plan of merger dated February 28, 2006 is qualified in its entirety by reference to the full text of the Recission of agreement and plan of merger dated February 28, 2006, a copy of which and related documents are filed with the SEC as exhibits to our Current Report on Form 8-K Dated March 6, 2006.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a
Related Audit Report or Completed Interim Review

As a result of this termination, the Pro Forma Financial Information previously filed for the Merger, on our Current Report on Form 8-K Dated June 16, 2005 and on 8-K/A Dated August 26, 2005, should no longer be relied upon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHO'S YOUR DADDY, INC.
Date: March 17, 2006	By:	/s/ Dan Fleyshman
	Title:	Dan Fleyshman, President